Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS STRONG FOURTH QUARTER RESULTS
Record Full-Year Net Sales with 8% Sales Growth and 14% Gross Profit Growth

GREENVILLE, SC -- August 28, 2018 -- ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced financial results for the fourth quarter ended June 30, 2018.

	Quarter ended June 30,			Year ended June 30,
	2018	2017	Change	2018	2017	Change
	(in millions, except per share data)			(in millions, except per share data)
Net sales	$993.9	$917.3	8%	$3,846	$3,568	8%
Operating income	19.8	22.1	(11)%	67.6	88.2	(23)%
Non-GAAP operating income(1)	30.8	27.8	11%	124.0	110.2	12%
GAAP net income	10.4	19.0	(45)%	33.2	69.2	(52)%
Non-GAAP net income(1)	19.9	17.3	15%	79.8	70.3	14%
GAAP diluted EPS	$0.40	$0.74	(46)%	$1.29	$2.71	(52)%
Non-GAAP diluted EPS(1)	$0.77	$0.68	13%	$3.11	$2.75	13%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and other non-GAAP items. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“We delivered outstanding fourth quarter sales and gross profit growth, capping a year of progress in executing our growth initiatives," said Mike Baur, CEO, ScanSource, Inc. "We want to congratulate our teams worldwide on achieving these excellent results. Investments we are making in our business are positioning us to accelerate our profitable growth."

Quarterly Results

For the fourth quarter of fiscal year 2018, net sales increased 8% to $993.9 million, driven by sales growth in both Worldwide segments. Organic sales growth, which excludes the impact from foreign currency translation and a recent acquisition, was 5.0%. Operating income decreased to $19.8 million largely as a result of increased expense for the change in fair value of the contingent consideration. Non-GAAP operating income increased 11% to $30.8 million, primarily from higher net sales and the addition of the POS Portal acquisition.

On a GAAP basis, net income for the quarter totaled $10.4 million, or $0.40 per diluted share, compared with net income of $19.0 million, or $0.74 per diluted share, for the prior-year quarter. Non-GAAP net income for the fourth quarter of fiscal year 2018 increased 15% to $19.9 million, or $0.77 per diluted share, compared to $17.3 million, or $0.68 per diluted share, for the prior-year quarter.

Full-Year Results

For the full fiscal year 2018, net sales increased 8% to $3.8 billion. Operating income decreased to $67.6 million, due to additional expense for the change in the fair value of the contingent consideration. Non-GAAP operating income increased 12% to $124.0 million, primarily from higher sales volumes, higher gross margin and the addition of the POS Portal acquisition.

Exhibit 99.1

On a GAAP basis, net income for the fiscal year 2018 totaled $33.2 million, or $1.29 per diluted share, compared to net income of $69.2 million, or $2.71 per diluted share, for the prior year. Non-GAAP net income for the year increased 14% to $79.8 million, or $3.11 per diluted share, compared to $70.3 million, or $2.75 per diluted share, for the prior year.

Forecast for Next Quarter
For the first quarter of fiscal year 2019, ScanSource expects net sales to range from $950 million to $1.01 billion, diluted earnings per share to range from $0.56 to $0.62 per share and non-GAAP diluted earnings per share to range from $0.83 to $0.89 per share. Non-GAAP diluted earnings per share exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration and other non-GAAP items.
Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to our press release and conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, August 28, 2018, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be assessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release contains “forward-looking” statements, including the forecast of sales and earnings per share for next quarter, that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting our international operations, the impact of tax reform laws, the failure of acquisitions to meet our expectations, the failure to manage and implement our organic growth strategy, credit risks involving our larger customers and vendors, termination of our relationship with key vendors or a significant modification of the terms under which we operate with a key vendor, the decline in demand for the products and services that we provide, reduced prices for the products and services that we provide due both to competitor and customer actions, and other factors set forth in the "Risk Factors" contained in our annual report on Form 10-K for the year ended June 30, 2018, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.

ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, cloud and telecom services. ScanSource's teams provide value-added solutions and operate from two segments: Worldwide Barcode, Networking & Security, which includes POS Portal, and Worldwide Communications & Services, which includes Intelisys and Canpango. ScanSource is committed to helping its customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2018 Best Places to Work in South Carolina and on FORTUNE magazine's 2018 List of World's Most Admired Companies. ScanSource ranks #653 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2018*	June 30, 2017*
Assets
Current assets:
Cash and cash equivalents	$25,530	$56,094
Accounts receivable, less allowance of $45,561 at June 30, 2018 and $44,434 at June 30, 2017	678,940	637,293
Inventories	595,948	531,314
Prepaid expenses and other current assets	61,744	56,322
Total current assets	1,362,162	1,281,023
Property and equipment, net	73,042	56,566
Goodwill	298,174	200,881
Identifiable intangible assets, net	136,806	101,513
Deferred income taxes	22,199	29,491
Other non-current assets	52,912	48,829
Total assets	$1,945,295	$1,718,303

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$562,564	$513,155
Accrued expenses and other current liabilities	90,873	104,715
Current portion of contingent consideration	42,975	30,675
Income taxes payable	13,348	7,730
Current portion of long-term debt	551	—
Total current liabilities	710,311	656,275
Deferred income taxes	1,769	2,008
Long-term debt, net of current portion	4,878	5,429
Borrowings under revolving credit facility	244,000	91,871
Long-term portion of contingent consideration	65,258	83,361
Other long-term liabilities	52,703	42,214
Total liabilities	1,078,919	881,158
Shareholders' equity:
Common stock	68,220	61,169
Retained earnings	882,333	849,180
Accumulated other comprehensive income (loss)	(84,177)	(73,204)
Total shareholders' equity	866,376	837,145
Total liabilities and shareholders' equity	$1,945,295	$1,718,303

*	Derived from audited financial statements.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Year ended June 30,
	2018*	2017*	2018*	2017*
Net sales	$993,852	$917,291	$3,846,260	$3,568,186
Cost of goods sold	880,503	816,435	3,410,135	3,184,590
Gross profit	113,349	100,856	436,125	383,596
Selling, general and administrative expenses	76,834	71,179	297,475	265,178
Depreciation expense	3,252	2,289	13,311	9,444
Intangible amortization expense	5,056	3,987	20,657	15,524
Change in fair value of contingent consideration	8,448	1,290	37,043	5,211
Operating income	19,759	22,111	67,639	88,239
Interest expense	2,494	934	9,149	3,215
Interest income	(1,365)	(2,382)	(3,713)	(5,329)
Other (income) expense, net	587	139	1,278	(11,142)
Income before income taxes	18,043	23,420	60,925	101,495
Provision for income taxes	7,655	4,450	27,772	32,249
Net income	$10,388	$18,970	$33,153	$69,246
Per share data:
Net income per common share, basic	$0.41	$0.75	$1.30	$2.74
Weighted-average shares outstanding, basic	25,577	25,341	25,522	25,318

Net income per common share, diluted	$0.40	$0.74	$1.29	$2.71
Weighted-average shares outstanding, diluted	25,675	25,512	25,624	25,515

*	Derived from audited financial statements.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2018	2017	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$684,552	$619,241	10.5%
Foreign exchange impact (a)	(4,318)	—
Net sales, constant currency (non-GAAP)	680,234	619,241	9.8%
Less: Acquisitions	(30,842)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$649,392	$619,241	4.9%

Worldwide Communications & Services:
Net sales, as reported	$309,300	$298,050	3.8%
Foreign exchange impact (a)	4,218	—
Net sales, constant currency (non-GAAP)	313,518	298,050	5.2%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$313,518	$298,050	5.2%

Consolidated:
Net sales, as reported	$993,852	$917,291	8.3%
Foreign exchange impact (a)	(100)	—
Net sales, constant currency (non-GAAP)	993,752	917,291	8.3%
Less: Acquisitions	(30,842)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$962,910	$917,291	5.0%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2018 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2017.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Year ended June 30,
Worldwide Barcode, Networking & Security:	2018	2017	% Change
	(in thousands)
Net sales, as reported	$2,628,988	$2,389,256	10.0%
Foreign exchange impact (a)	(32,561)	—
Net sales, constant currency	2,596,427	2,389,256	8.7%
Less: Acquisitions	(87,461)	—
Net sales, constant currency excluding acquisitions	$2,508,966	$2,389,256	5.0%

Worldwide Communications & Services:
Net sales, as reported	$1,217,272	$1,178,930	3.3%
Foreign exchange impact (a)	(5,055)	—
Net sales, constant currency	1,212,217	1,178,930	2.8%
Less: Acquisitions	(9,750)	(2,863)
Net sales, constant currency excluding acquisitions	$1,202,467	$1,176,067	2.2%

Consolidated:
Net sales, as reported	$3,846,260	$3,568,186	7.8%
Foreign exchange impact (a)	(37,616)	—
Net sales, constant currency	3,808,644	3,568,186	6.7%
Less: Acquisitions	(97,211)	(2,863)
Net sales, constant currency excluding acquisitions	$3,711,433	$3,565,323	4.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2018 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2017.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2018	2017	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$751,678	$695,036	8.1%
Less: Acquisitions	(30,842)	—
Net sales, excluding acquisitions (non-GAAP)	$720,836	$695,036	3.7%

International:
Net sales, as reported	$242,174	$222,255	9.0%
Foreign exchange impact (a)	(100)	—
Net sales, constant currency (non-GAAP)	242,074	222,255	8.9%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$242,074	$222,255	8.9%

Consolidated:
Net sales, as reported	$993,852	$917,291	8.3%
Foreign exchange impact (a)	(100)	—
Net sales, constant currency (non-GAAP)	993,752	917,291	8.3%
Less: Acquisitions	(30,842)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$962,910	$917,291	5.0%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2018 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2017.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Year ended June 30,
	2018	2017	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,847,197	$2,685,820	6.0%
Less: Acquisitions	(97,211)	(2,863)
Net sales, excluding acquisitions	$2,749,986	$2,682,957	2.5%

International:
Net sales, as reported	$999,063	$882,366	13.2%
Foreign exchange impact (a)	(37,616)	—
Net sales, constant currency	961,447	882,366	9.0%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$961,447	$882,366	9.0%

Consolidated:
Net sales, as reported	$3,846,260	$3,568,186	7.8%
Foreign exchange impact (a)	(37,616)	—
Net sales, constant currency	3,808,644	3,568,186	6.7%
Less: Acquisitions	(97,211)	(2,863)
Net sales, constant currency excluding acquisitions	$3,711,433	$3,565,323	4.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2018 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2017.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended June 30, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$19,759	$18,043	$10,388	$0.40
Adjustments:
Amortization of intangible assets	5,056	5,056	3,521	0.14
Change in fair value of contingent consideration	8,448	8,448	5,679	0.22
Tax recovery and related interest income	(2,466)	(3,119)	(2,058)	(0.08)
Tax reform changes	—	—	2,345	0.09
Non-GAAP measure	$30,797	$28,428	$19,875	$0.77

	Quarter ended June 30, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,111	$23,420	$18,970	$0.74
Adjustments:
Amortization of intangible assets	3,987	3,987	2,625	0.10
Change in fair value of contingent consideration	1,290	1,290	680	0.03
Acquisition costs (a)	422	422	422	0.02
Tax recovery and related interest income	—	(1,382)	(5,370)	(0.21)
Non-GAAP measure	$27,810	$27,737	$17,327	$0.68

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Year ended June 30, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$67,639	$60,925	$33,153	$1.29
Adjustments:
Amortization of intangible assets	20,657	20,657	14,021	0.55
Change in fair value of contingent consideration	37,043	37,043	24,697	0.96
Acquisition costs (a)	172	172	172	0.01
Legal settlement, net of attorney fees	952	952	771	0.03
Tax recovery and related interest income	(2,466)	(3,119)	(2,058)	(0.08)
Tax reform changes	—	—	9,034	0.35
Non-GAAP measure	$123,997	$116,630	$79,790	$3.11

	Year ended June 30, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$88,239	$101,495	$69,246	$2.71
Adjustments:
Amortization of intangible assets	15,524	15,524	10,247	0.40
Change in fair value of contingent consideration	5,211	5,211	2,921	0.11
Acquisition costs (a)	1,256	1,256	1,256	0.06
Legal settlement, net of attorney fees	—	(12,777)	(8,047)	(0.32)
Tax recovery and related interest income	—	(1,382)	(5,370)	(0.21)
Non-GAAP measure	$110,230	$109,327	$70,253	$2.75
(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2018	2017	2018	2017
Return on invested capital (ROIC), annualized (a)	12.5%	13.2%	12.5%	13.1%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$10,388	$18,970	$33,153	$69,246
Plus: Interest expense	2,494	934	9,149	3,215
Plus: Income taxes	7,655	4,450	27,772	32,249
Plus: Depreciation and amortization	9,291	6,276	37,495	24,968
EBITDA	29,828	30,630	107,569	129,678
Adjustments:
Change in fair value of contingent consideration	8,448	1,290	37,043	5,211
Acquisition costs	—	422	172	1,256
Tax recovery and related interest income	(3,119)	(1,382)	(3,119)	(1,382)
Legal settlement (recovery), net of attorney fees	—	—	952	(12,777)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$35,157	$30,960	$142,617	$121,986

Invested Capital Calculation
Equity - beginning of quarter	$877,796	$808,719	$837,145	$774,496
Equity - end of quarter	866,376	837,145	866,376	837,145
Adjustments:
Change in fair value of contingent consideration, net of tax	5,679	680	24,697	2,921
Acquisition costs	—	422	172	1,256
Legal settlement (recovery), net of attorney fees, net of tax	—	—	771	(8,047)
Tax recovery and related interest income, net of tax	(2,058)	(5,370)	(2,058)	(5,370)
Tax reform changes	2,345	—	9,034	—
Average equity	875,069	820,798	868,069	801,201
Average funded debt (b)	253,393	117,970	276,233	131,445
Invested capital (denominator for ROIC) (non-GAAP)	$1,128,462	$938,768	$1,144,302	$932,646

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Strong Fourth Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Forecast for Quarter ending September 30, 2018
	Range Low	Range High
GAAP diluted EPS	$0.56	$0.62
Adjustments:
Amortization of intangible assets	0.14	0.14
Change in fair value of contingent consideration	0.07	0.07
Restructuring costs	0.05	0.05
Acquisition costs	$0.01	$0.01
Non-GAAP diluted EPS	$0.83	$0.89